Exhibit T3A-52

Date: 09/30/2019
Receipt Number: 6043623
Amount Paid: $837.00

This form cannot be hand written.

State of Utah
Department of Commerce
Division of Corporations & Commercial Code
Certificate of Organization (Limited Liability Company)

RECEIVED
SEP 30 2019
Utah Div. of Corp. & Comm. Code

EXPEDITE

Important: Read instructions before completing form — **Non-Refundable Processing Fee: $70.00**

1. Name of Limited Liability Company:	Columbia Care UT LLC
2. Principal office address: Street Address Required; PO Box can be listed after Street Address	Address: 321 Billerica Road, Suite 204; City: Chelmsford; State: MA; Zip: 01824

3. The name of the Registered Agent (Individual or Business Entity or Commercial Registered Agent):
Corporation Service Company

The address must be listed if you have a non-commercial registered agent. See instructions for further details.

Address of the Registered Agent: ______________________
Utah Street Address Required, PO Boxes can be listed after the Street Address

City: ______ State UT Zip: ______

4. Signature of Organizer

Signature: Nick R. Vita

5. Name and Address of Members and/or Managers (optional):

1. Name ______ Position ______
Address ______ City ______ State ______ Zip ______

2. Name ______ Position ______
Address ______ City ______ State ______ Zip ______

6. Duration (optional):

✓	The duration of the company shall be perpetual
	The duration of the company shall be ______

7. Purpose (optional):

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Optional Inclusion of Ownership Information: This information is not required.

Is this a female owned business? ○ Yes ◉ No

Is this a minority owned business? ○ Yes ◉ No If yes, please specify: Select/Type the race of the owner here

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 30 day of Sept 20 19
In this office of this Division and hereby issued This Certificate thereof.

Examiner JMH Date 10/1/19

Jason Sterzer
Division Director

03/16

SEP 30 '19 PM1:54

11483113-0160